Exhibit 3.57

Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	Filed in the Office of the Secretary of State of Texas Filing #: 8016 45641 08/27/2012 Document #: 440361820002 Image Generated Electronically for Web Filing

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Energy Choice Solutions LLC

Article 2 — Registered Agent and Registered Office

☐ A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☒ B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

Jeffrey Anderson

C. The business address of the registered agent and the registered office address is:

Street Address:

15455 Dallas Parkway

Suite 1350 Addison TX 75001

Consent of Registered Agent

☐ A. A copy of the consent of registered agent is attached.

OR

☒ B. The consent of the registered agent is maintained by the entity.

Article 3 - Governing Authority

☐ A. The limited liability company is to be managed by managers.

OR

☒ B. The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the governing persons are set forth below:

Managing Member 1: (Business Name) MDW Energy Partners, LLC

Address: 7312 Lavery Plano TX, USA 75025

Managing Member 2: (Business Name) InSite Services LLC

Address: 15455 Dallas Parkway Suite 1350 Addison TX, USA 75001

Article 4 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

Jeffrey Anderson               15455 Dallas Parkway, Suite 1350, Addison, TX 75001

Effectiveness of Filing

☒ A. This document becomes effective when the document is filed by the secretary of state.

OR

☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Jeffrey Anderson

Signature of Organizer

FILING OFFICE COPY

Office of the Secretary of State	Filed in the Office of the
Corporations Section	Secretary of State of Texas
P.O. Box 13697	Filing #: 801645641 3/11/2013
Austin, Texas 78711-3697	Document #: 470422470003
(Form 503)	Image Generated Electronically
for Web Filing

ASSUMED NAME CERTIFICATE
FOR FILING WITH THE SECRETARY OF STATE

1. The assumed name under which the business or professional service is or is to be conducted or rendered is:
EnergyWize Services

2. The name of the entity as stated in its certificate of formation, application for registration, or comparable document is:
Energy Choice Solutions LLC

3. The state, country, or other jurisdiction under the laws of which it was incorporated, organized or associated is TEXAS and the address of its registered or similar office in that jurisdiction is:
15455 Dallas Parkway, Suite 1350, Addison, TX, USA 75001

4. The period, not to exceed 10 years, during which the assumed name will be used is :
03/10/2023

5. The entity is a : Domestic Limited Liability Company (LLC)

6. The entity’s principal office address in Texas is:
15455 Dallas Parkway, Suite 1350, Addison, TX, USA 75001

7. The entity is not organized under the laws of Texas and is not required by law to maintain a registered agent and registered office in Texas. Its office address outside the state is:

8. The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are:
ALL COUNTIES

9. The undersigned, if acting in the capacity of an attorney-in-fact of the entity, certifies that the entity has duly authorized the attorney-in-fact in writing to execute this document. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Energy Choice Solutions LLC
Name of the entity

By:	Jeffrey Anderson
Signature of officer, general partner, manager,
representative or attorney-in-fact of the entity

FILING OFFICE COPY

Form 503	Assumed Name Certificate	This space reserved for office use.
(Revised 09/13)		FILED
Return in duplicate to:		In the Office of the
Secretary of State		Secretary of State of Texas
P.O. Box 13697		SEP 28 2015
Austin, TX 78711-3697
512 463-5555		Corporations Section
FAX: 512 463-5709
Filing Fee: $25

Assumed Name

1. The assumed name under which the business or professional service is, or is to be, conducted or rendered is: Retail Energy Exchange

Entity Information

2. The legal name of the entity filing the assumed name is:

Energy Choice Solutions LLC
State the name of the entity as currently shown in the records of the secretary of state or on its organizational documents, if not filed with the secretary of state.

3. The entity filing the assumed name is a: (Select the appropriate entity type below.)

☐	For-profit Corporation	☒	Limited Liability Company
☐	Nonprofit Corporation	☐	Limited Partnership
☐	Professional Corporation	☐	Limited Liability Partnership
☐	Professional Association	☐	Cooperative Association
☐	Other
Specify type of entity. For example, foreign real estate investment trust, state bank, insurance company, etc.

4. The file number, if any, issued to the entity by the secretary of state is: 801645641

5. The state, country, or other jurisdiction of formation of the entity is: Texas

6. The entity’s principal office address is:

211 Carnegie Center
Street or Mailing Address

Princeton	NJ	USA	08540
City	State	Country	Postal or Zip Code

Period of Duration

☒ 7a. The period during which the assumed name will be used is 10 years from the date of filingwith the secretary of state.

OR

☐ 7b. The period during which the assumed name will be used is years from the date of filing with the secretary of state (not to exceed 10 years).

OR

☐ 7c. The assumed name will be used until	(not to exceed 10 years).
mm/dd/yyyy

RECEIVED
SEP 28 2015
Secretary of State

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County or Counties in which Assumed Name Used

8. The county or counties where business or professional services are being or are to be conducted or rendered under the assumed name are:

☒ All counties

☐ All counties with the exception of the following counties:

☐ Only the following counties:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and also certifies that the person is authorized to sign on behalf of the identified entity. If the undersigned is acting in the capacity of an attorney in fact for the entity, the undersigned certifies that the entity has duly authorized the undersigned in writing to execute this document.

Date:	9/28/15
/s/ Deborah R. Fry
Deborah R. Fry
Signature of a person authorized by law to sign on behalf of the identified entity (see instructions)

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Form 503	Assumed Name Certificate	This space reserved for office use.
(Revised 09/13)

Return in duplicate to:		FILED
Secretary of State		In the Office of the
P.O. Box 13697		Secretary of state of Texas
Austin, TX 78711-3697		SEP 28 2015
512 463-5555
FAX: 512 463-5709		Corporations Section
Filing Fee: $25

Assumed Name

1. The assumed name under which the business or professional service is, or is to be, conducted or rendered is: Retail Energy Xchange

Entity Information

2. The legal name of the entity filing the assumed name is:

Energy Choice Solutions LLC
State the name of the entity as currently shown in the records of the secretary of state or on its organizational documents, if not filed with the secretary of state.

3. The entity filing the assumed name is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☒ Limited Liability Company
☐ Nonprofit Corporation	☐ Limited Partnership
☐ Professional Corporation	☐ Limited Liability Partnership
☐ Professional Association	☐ Cooperative Association
☐ Other
Specify type of entity. For example, foreign real estate investment trust, state bank, insurance company, etc.

4. The file number, if any, issued to the entity by the secretary of state is: 801645641

5. The state, country, or other jurisdiction of formation of the entity is: Texas

6. The entity’s principal office address is:

211 Carnegie Center
Street or Mailing Address

Princeton	NJ	USA	08540
City	State	Country	Postal or Zip Code

Period of Duration

☒ 7a. The period during which the assumed name will be used is 10 years from the date of filing with the secretary of state.
OR

☐ 7b. The period during which the assumed name will be used is years from the date of filing with the secretary of state (not to exceed 10 years).
OR

☐ 7c. The assumed name will be used until			(not to exceed 10 years).
mm/dd/yyyy

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County or Counties in which Assumed Name Used

8.   The county or counties where business or professional services are being or are to be conducted or rendered under the assumed name are:

☒ All counties

☐ All counties with the exception of the following counties:

☐ Only the following counties:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and also certifies that the person is authorized to sign on behalf of the identified entity. If the undersigned is acting in the capacity of an attorney in fact for the entity, the undersigned certifies that the entity has duly authorized the undersigned in writing to execute this document.

Date:	9/28/15
/s/ Deborah R. Fry
Deborah R. Fry
Signature of a person authorized by law to sign on behalf of the identified entity (see instructions)

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